EXHIBIT 16.1

[Mendoza Berger & Company, LLP Letterhead]

March 30, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:           SN Strategies Corp.
File No. 333-144888

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of SN Strategies Corp. dated March 30, 2010, for the event that occurred on March 30, 2010, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Mendoza Berger & Company, LLP

Irvine, CA